SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549


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                            FORM 8-K


                          CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 19, 2004


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          Global Digital Solutions, Inc.
      formerly Creative Beauty Supply, Inc.
 (Exact name of Small Business Issuer in its charter)

NEW JERSEY                   000-26361            22-3392051
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)


777 South Flager Drive
West Tower, Suite 800
West Palm Beach, FL                                 33401
(Address of principal executive offices)                                 (Zip Code)

Registrant's Telephone number, including area code: (561) 515-6027


             NOT APPLICABLE
           -------------------
   (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On March 19, 2004, the board of directors of Global dismissed Withum Smith & Brown, PC as Creative's independent public accountants
and notified them on that same date.   The decision to use another
accounting firm was made due to change of control of Global.

     Withum Smith & Brown, PC on the financial statements of Global (formerly Creative Beauty Supply, Inc.) for the fiscal year ended March 31, 2003 and 2002 neither contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Global's most recent fiscal year and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with Withum Smith & Brown, PC as described in Items 304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

(b) On March 24, 2004, the board of directors of Global engaged the accounting firm of Rubin, Brown, Gornstein & Co., LLP as principal accountants of Global for the fiscal year ended March 31, 2004. Global has not consulted Rubin, Brown, Gornstein & Co., LLP during Global's two most recent fiscal years and the interim period for the quarter ended December 31, 2003.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               16   Letter regarding change in certifying accountant
from Withum Smith & Brown, PC to the Securities Exchange Commission.







Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solution, Inc.
(formerly Creative Beauty Supply, Inc.)


Date:   March 24, 2004

By: /s/ Jerome Artigliere
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Jerome Artigliere
President